Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-169373) and
Form S-8 (Nos. 333-127309 and 333-166259) of Alleghany Corporation of our report dated February 27, 2012 relating to the financial statements of Transatlantic Holdings, Inc., which appears in this Current Report on Form 8-K/A of Alleghany Corporation dated May 18, 2012.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

May 18, 2012